EXHIBIT 99.1

MoSys, Inc. Reports Fourth Quarter and Full Year 2018 Financial Results

Achieves record annual IC revenues and shipments and 92% annual product revenue growth

SAN JOSE, Calif., Feb. 20, 2019 (GLOBE NEWSWIRE) -- MoSys, Inc. (NASDAQ: MOSY), today reported financial results for the fourth quarter and fiscal year ended December 31, 2018.

Fourth Quarter and Full Year 2018 Financial Results
Total net revenue for the fourth quarter of 2018 was $3.5 million, compared with $4.3 million for the previous quarter and $3.8 million for the fourth quarter of 2017. Product revenue for the fourth quarter was $3.2 million, compared with $4.1 million for the previous quarter and $3.5 million in the year-ago period.

Gross margin for the fourth quarter of 2018 was 72%, compared with 55% for the previous quarter and 45% for the fourth quarter of 2017. The sequential increase in gross margin was due primarily to favorable, non-recurring manufacturing variances, manufacturing efficiencies and product mix.

Total operating expenses on a GAAP basis for the fourth quarter of 2018 were $11.7 million, which included a goodwill impairment charge of $9.7 million, compared with operating expenses of $5.1 million in the previous quarter, which also included a goodwill impairment charge of $3.2 million, and $2.2 million in the fourth quarter of 2017. Total operating expenses, excluding intangible asset amortization, stock-based compensation expenses and restructuring and impairment charges, for the fourth quarter of 2018 were $1.7 million, consistent with the third quarter of 2018 and compared with $1.8 million in the fourth quarter of 2017.

GAAP net loss for the fourth quarter of 2018 was $9.3 million, or ($0.25) per share, compared with a net loss of $2.8 million, or ($0.34) per share, for the previous quarter and a net loss of $0.5 million, or ($0.07) per share, for the fourth quarter of 2017. Non-GAAP net income for the fourth quarter of 2018 was $0.7 million, or $0.01 per diluted share, and compared with net income of $0.6 million, or $0.07 per diluted share, for the previous quarter and a net loss of $0.1 million, or ($0.01) per share, for the fourth quarter of 2017. Adjusted EBITDA for the fourth quarter of 2018 was $0.9 million, and compared with $0.8 million for the previous quarter and $0.1 million for the fourth quarter of 2017. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

At December 31, 2018, the Company had $7.1 million in cash, a $2.9 million increase from September 30, 2018. The sequential increase in cash was primarily due to $3.0 million in proceeds from a public offering of common stock in October 2018.

At December 31, 2018, the Company had 42,966,669 shares of common stock outstanding, which excludes 2,310,776 shares of common stock issuable upon exercise of pre-funded warrants.

Management Commentary
“We continued to execute to our business plan and recorded non-GAAP profitability for the fourth quarter and full year 2018. By closely managing our operating expenses, we achieved favorable financial results, even with the projected decline in shipments and revenue in the fourth quarter driven in large part by one of our existing customers, which, as we announced previously, began ramping down its use of our product,” said Dan Lewis, chief executive officer and president of MoSys. “We also closely managed our operating cash burn, which approximated $0.1 million during the quarter and was attributable to repayment of customer prepayments. In addition, we continued to improve our manufacturing efficiencies, which we believe will enable us to achieve gross margins of 60% or higher for the full year 2019.”

Mr. Lewis continued, “We continue to focus on expanding our sales channels, which has resulted in an increased sales pipeline, and entering new market areas, such as compute acceleration and government applications. Furthermore, we expanded our opportunity footprint with multiple existing customers, as they consider using a broader range of our products. We have made considerable progress in developing new platforms and software acceleration capabilities, which we expect to release to customers in 2019.  Also, we have begun shipping production quantities of our LineSpeed™ Flex physical-layer products to a lead customer, and we expect this business to grow in both 2019 and 2020.

“Based on customer orders and forecasts, we have excellent visibility for the first half of 2019. However, we do expect revenue to decline in 2019, as compared with 2018, as we transition from a customer ramp-down and complete end-of-life shipments of our first-generation Bandwidth Engine products. Once the period of transition is complete, we believe we are positioned for a return to growth in 2020. We have multiple customers for our Bandwidth Engine 2 and 3 and LineSpeed PHY products expected to commence production in 2019 and 2020. In the near term, we will continue to focus on winning new designs for our products, maintaining our solid financial position and managing our expenses.”

Nasdaq Compliance
In accordance with a deficiency letter received in September 2018 from The NASDAQ Stock Market ("Nasdaq") the Company has been provided until March 20, 2019 to regain compliance with Nasdaq’s minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company can regain compliance if, at any time prior to March 20, 2019, the closing bid price of the Company's common stock is at least $1.00 for a minimum of 10 consecutive business days. The Company expects to be granted an additional 180-day extension, or until September 20, 2019, by Nasdaq to regain compliance.

Business Outlook for First Quarter of 2019
The Company expects total net revenue for the first quarter of 2019 to be in the range of $3.2 million to $3.5 million

Financial Results Conference Call
The Company will not be hosting a conference call or webcast in conjunction with today’s release of its fourth quarter and full year 2018 results.

Use of Non-GAAP Financial Measures
To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation, intangible asset amortization and restructuring and impairment charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which the Company defines as GAAP net loss before interest expense, income tax provision, and depreciation and amortization, as well as stock-based compensation, intangible asset amortization and restructuring and impairment charges. Management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are provided in tables below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 20, 2019 that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release may contain forward-looking statements about the Company, including, without limitation, anticipated benefits and performance expected from its IC products and the Company’s future markets and future business prospects. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  Nasdaq approval of a 180-day extension to regain minimum bid price compliance;
  a lack of working capital to aggressively fund product development and growth;
  the timing of customer orders and product shipments;
  customer concentration;
  lengthy sales cycle;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  achieving additional design wins for our IC products through the acceptance and adoption of our IC architecture and interface protocols by potential customers and their suppliers;
  difficulties and delays in the development, production, testing and marketing of our ICs;
  reliance on our manufacturing partners to assist successfully with the fabrication of our ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our customers and our operations; and

other risks identified in the company’s most recent report on Form 10-K filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.
MoSys, Inc. (NASDAQ: MOSY) is a provider of semiconductor solutions that enable fast, intelligent data access for cloud networking, security, test and video systems. More information is available at www.mosys.com.

Bandwidth Engine and MoSys are registered trademarks of MoSys, Inc. in the US and/or other countries. LineSpeed and the MoSys logo are trademarks of MoSys, Inc. All other marks mentioned herein are the property of their respective owners.

(Financial Tables to Follow)

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017

Net Revenue
Product		$3,242	$3,536	$15,053	$7,833
Royalty and other		209	257	1,547	1,009
	Total net revenue	3,451	3,793	16,600	8,842

Cost of Net Revenue		964	2,104	6,346	4,694

Gross Profit		2,487	1,689	10,254	4,148

Operating Expenses
Research and development		1,065	924	4,129	8,158
Selling, general and administrative		937	1,043	4,095	4,702
Restructuring and impairment charges		9,697	269	12,856	1,321
	Total operating expenses	11,699	2,236	21,080	14,181

Loss from operations		(9,212)	(547)	(10,826)	(10,033)

Other income (expense), net		(48)	21	(583)	(635)
Net Loss		$(9,260)	$(526)	$(11,409)	$(10,668)

Net Loss per share
Basic and diluted		$(0.25)	$(0.07)	$(0.74)	$(1.45)

Shares used in computing net loss per share
Basic and diluted		36,788	8,068	15,393	7,338

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

		December 31,
		2018	2017

Assets
Current assets:
	Cash and cash equivalents	$7,104	$3,868
	Accounts receivable, net	1,622	1,681
	Inventories	1,148	1,766
	Prepaid expenses and other	923	1,347
	Total current assets	10,797	8,662

Property and equipment, net		279	827
Goodwill		420	13,276
Other		260	374
	Total assets	$11,756	$23,139

Liabilities and Stockholders’ Equity
Current liabilities:
	Accounts payable	$236	$170
	Deferred revenue	273	3,938
	Accrued expenses and other	1,402	2,507
	Total current liabilities	1,911	6,615

Convertible notes payable		2,671	9,160
Other long-term liabilities		17	18
	Total liabilities	4,599	15,793

Stockholders' equity		7,157	7,346

	Total liabilities and stockholders’ equity	$11,756	$23,139

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Income (Loss) and Net Income (Loss) Per Share
(In thousands, except per share amounts; unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017

GAAP net loss		$(9,260)	$(526)	$(11,409)	$(10,668)
	Stock-based compensation expense
-	Research and development	132	90	327	420
-	Selling, general and administrative	96	77	347	299
	Total stock-based compensation expense	228	167	674	719

	Restructuring and impairment charges	9,697	269	12,856	1,321
	Amortization of intangible assets	28	28	111	112

Non-GAAP net income (loss)		$693	$(62)	$2,232	$(8,516)

GAAP net loss per share, basic		$(0.25)	$(0.07)	$(0.74)	$(1.45)
	Reconciling items
-	Stock-based compensation expense	0.01	0.02	0.04	0.10
-	Restructuring and impairment charges	0.26	0.04	0.84	0.18
-	Amortization of intangible assets	-	-	0.01	0.01

Non-GAAP net income (loss) per share, basic		$0.02	$(0.01)	$0.15	$(1.16)

GAAP net loss per share, diluted		$(0.25)	$(0.07)	$(0.74)	$(1.45)
	Reconciling items
-	Stock-based compensation expense	0.01	0.02	0.04	0.10
-	Restructuring and impairment charges	0.20	0.04	0.73	0.18
-	Amortization of intangible assets	-	-	0.01	0.01
-	Interest and other, net adjustments	0.05	-	0.09	-

Non-GAAP net income (loss) per share, diluted		$0.01	$(0.01)	$0.13	$(1.16)

Shares used in computing non-GAAP net income (loss) per share
	Basic	36,788	8,068	15,393	7,338
	Diluted	49,444	8,068	17,530	7,338

MOSYS, INC.
Reconciliation of GAAP and Non-GAAP Financial Information
(In thousands; unaudited)

		Three Months Ended		Twelve Months Ended
		December 31,		December 31,
		2018	2017	2018	2017
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss		$(9,260)	$(526)	$(11,409)	$(10,668)
	Stock-based compensation expense
-	Research and development	132	90	327	420
-	Selling, general and administrative	96	77	347	299
	Stock-based compensation expense	228	167	674	719
	Restructuring and impairment charges	9,697	269	12,856	1,321
	Amortization of intangible assets	28	28	111	112

Non-GAAP net income (loss)		693	(62)	2,232	(8,516)
	EBITDA adjustments:
	Depreciation	112	174	598	747
	Interest expense	51	242	582	927
	Provision (benefit) for income taxes	9	(249)	13	(233)

Adjusted EBITDA		$865	$105	$3,425	$(7,075)

Contacts:
Jim Sullivan, CFO
MoSys, Inc.
+1 (408) 418-7500
jsullivan@mosys.com